SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2012

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ODYSSEY PICTURES CORPORATION

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(Exact name of registrant as specified in its charter)

NEVADA	00-18954	95-4269048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 Coit Road, Suite E, Plano, Texas     75075

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(Address of principal executive offices)       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (972)-867-0055

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April 30, 2012

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

As of April 30, 2012, the Company entered into a Secured Loan Transaction with Jack A. Turpin (“Turpin”) for the loan to the Company of $100,000.00 due with interest and fees September 30, 2012 consisting of the following agreements:

1. Promissory Note in the Amount of $100,000 due September 30, 2012 together with: 10% of the earned and collected commissions earned from distribution of film rentals and licensing derived from all products the Company exploits and earns in the ordinary course of its operating business for 10 years from date. This revenue interest in commissions is payable within 30 days of receipt. Turpin is entitled to have paid against principal revenues collected pursuant to the Working Capital Loan Agreement as and when received. The minimum consideration for this loan is $20,000 in net revenues on or before September 30, 2012. The Note is secured by an assignment of 90% of the revenues from the project known as “Gerbert” which revenues will be used to repay the note, as well as the assignment of a current account receivable in the amount of $150,000.

2. Addendum #1 to Special Purpose Working Capital Loan Agreement: This Agreement essentially incorporates the terms of the note including a minimum consideration for this loan is $20,000 in net revenues on or before September 30, 2012 as well as acts as an addendum to the previous Loan Agreement with this Lender. In addition, it provides for the assignment of a security interest in certain properties owned by the Company including “Gerbert” and an account receivable in the amount of $150,000. In addition it requires a life insurance policy in the amount of $500,000 for the term of the agreement or until sums due are paid.

3. Common Stock Purchase Warrant giving Turpin the right to purchase four million shares of common stock of the Company at a price of $0.04 per share until May 15, 2017.

Section 2 – Financial Information

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of the Registrant.

As of April 30, 2012, the Company entered into a Secured Loan Transaction with Jack A. Turpin (“Turpin”) for the loan to the Company of $100,000.00 due with interest and fees September 30, 2012 consisting of the following agreements:

1. Promissory Note in the Amount of $100,000 due September 30, 2012 together with: 10% of the earned and collected commissions earned from distribution of film rentals and licensing derived from all products the Company exploits and earns in the ordinary course of its operating business for 10 years from date. This revenue interest in commissions is payable within 30 days of receipt. Turpin is entitled to have paid against principal revenues collected pursuant to the Working Capital Loan Agreement as and when received. The minimum consideration for this loan is $20,000 in net revenues on or before September 30, 2012. The Note is secured by an assignment of 90% of the revenues from the project known as “Gerbert” which revenues will be used to repay the note, as well as the assignment of a current account receivable in the amount of $150,000.

2. Addendum #1 to Special Purpose Working Capital Loan Agreement: This Agreement essentially incorporates the terms of the note including a minimum consideration for this loan is $20,000 in net revenues on or before September 30, 2012 as well as acts as an addendum to the previous Loan Agreement with this Lender. In addition, it provides for the assignment of a security interest in certain properties owned by the Company including “Gerbert” and an account receivable in the amount of $150,000. In addition it requires a life insurance policy in the amount of $500,000 for the term of the agreement or until sums due are paid.

3. Common Stock Purchase Warrant giving Turpin the right to purchase four million shares of common stock of the Company at a price of $0.04 per share until May 15, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2012

By: /s/ John Foster

John Foster, President and CEO

Odyssey Pictures Corporation